UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): November 21, 2008

NATCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-91190	98-0234680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 204, 13569 – 76 Avenue Surrey, British Columbia, Canada, V3W 2W3
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604)592-0047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On November 21, 2008, Natco International, Inc. (“Natco” or the “Company”) a Delaware corporation entered into: i) an Agreement (the “Share Transfer Agreement”) with Lassen Energy, Inc. “(Lassen”) a California corporation, for the transfer of shares of common stock; and ii) an Intellectual Property License Agreement (the “License Agreement”) with Lassen, DBK Corporation (“DBK Corp”), a Nevada corporation, and Darry Boyd (“Boyd”) (DBK Corp and Boyd are collectively referred to herein as (“DBK”)), pursuant to which Lassen and DBK agreed to provide Natco with several licenses relating to the use of certain intellectual property owned by DBK and Lassen.  Both the Share Transfer Agreement and the License Agreement are discussed in detail below.  Additionally, as discussed more fully below in Item 1.02 herein, on November 21, 2008 Natco and Lassen elected to terminate a Share Exchange Agreement (the “Share Exchange Agreement”) the parties entered into on April 18, 2008.

Share Transfer Agreement

On November 21, 2008, Natco entered into a Share Transfer Agreement with Lassen, pursuant to which, Natco agreed to issue to Lassen a total of 8,915,871 shares of its common stock, representing approximately 25% of the issued and outstanding common stock of Natco, in exchange for the issuance by Lassen to Natco of approximately 25,252,500 shares of common stock of Lassen, representing approximately 25% of the issued and outstanding common stock of Lassen (collectively referred to as the “Shares”).  The Shares are to be placed in Escrow and will remain in Escrow until there is a Final Closing (the “Final Closing”) under the Share Transfer Agreement.  Final Closing under the Share Transfer Agreement, and the subsequent transfer of the Shares, will occur once the parties comply with the payment requirements set forth in the License Agreement, discussed below.  The Shares will be returned to the parties if there is not a Final Closing.

The foregoing description of the Share Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Transfer Agreement and the Amendment to the Share Transfer Agreement, which are filed as Exhibits 10.10 and 10.11 hereto and incorporated herein by reference.

License Agreement

As noted above, in conjunction with the entry into the Share Transfer Agreement, Natco entered into a License Agreement.  On November 21, 2008, Natco entered into a License Agreement with Lassen and DBK pursuant to which Lassen and DBK agreed to provide Natco with several licenses relating to the use of certain intellectual property necessary for the manufacturing, distribution and sale of solar panels developed by Lassen (the “Lassen Solar Panels”) throughout the Nations of India and Canada, and the State of Hawaii (the “Licensed Territories”).  Specifically, Lassen and DBK granted Natco licenses relating to: i) the manufacture, assembly, and sale of Lassen Solar Panels throughout the Licensed Territories; ii)  utilization of the Lassen Solar Panels in any and all applications above one (1) Mega Watt throughout the Licensed Territories;  iii) the sale and distribution of the Lassen Solar Panels for any and all applications above one (1) Mega Watt throughout the Licensed Territories; iv) the sale and distribution of the Lassen Solar Panels for uses equal to or below one (1) Mega Watt to DBK Corp or its dealer network; and v)  the right to acquire distribution rights for the sale of Lassen Solar Panels under one (1) Mega Watt in the Licensed Territories (all of which are collectively referred to as the “Licenses”).

The consideration to be paid by Natco to Lassen for the Licenses is an initial fee of US $1,000,000 (the “License Fee”) together with a 2% royalty on gross revenues received by Natco from future sales of

Lassen Solar Panels.  Pursuant to the terms of the License Agreement, the License Fee is to be paid in two installments.  The first $200,000 installment (the “Initial Payment”) of the License Fee is due and payable within 25 days of Lassen providing Natco and Natco accepting a report about the viability of the Lassen Solar Panels.  Upon the receipt of the Initial Payment, Final Closing will occur under the Share Transfer Agreement and the Shares will be delivered to the parties.  The balance of the License Fee, which will be $800,000 will be due and payable within 60 days following the Initial Payment.  In addition to the License Fee, Natco is required to pay Lassen a royalty in the amount of 2% of the gross revenue generated by Natco from all of its sales of Lassen Solar Panels including sales through DBK Corp and its dealers.

Pursuant to the terms of the License Agreement, six (6) months from the date that Natco receives written notice from Lassen and DBK that Lassen has obtained UL certification on the Lassen Solar Panel, or the payment of the License Fee, whichever is later, Natco is required to begin the process of establishing assembly facilities for the Lassen Solar Panel in the Licensed Territories.  Lassen agreed to advise NATCO as to standards, processes, and procedures of such assembly facilities. The facilities shall be established and operational within three (3) years of the notification by Lassen of the UL certification, unless mutually agreed to otherwise by the parties.

Additionally, pursuant to the terms of the License Agreement and the Share Transfer Agreement, Lassen has agreed to certain restrictions on Lassen’s use of the License Fee.  Specifically, Lassen has agreed that the License Fee must be used, among other things, for the development and UL Certification of the Lassen Solar Panel.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the License Agreement and the Amendment to the License Agreement, which are filed as Exhibits 10.12 and 10.13 hereto and incorporated herein by reference.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

As disclosed on a Form 8-K filed by Natco with the Securities and Exchange Commission on April 22, 2008, on April 18, 2008, Natco entered into the Share Exchange Agreement with Lassen, pursuant to which the shareholders of Lassen agreed to exchange 100% of the issued and outstanding common stock of Lassen in exchange for Three Hundred Twenty Three Million Seven Hundred Fifty Thousand (323,750,000) shares of common stock of Natco, which upon issuance would have represented approximately ninety-two percent (92%) of the outstanding equity of Natco (the “Share Exchange”).  The parties elected to terminate the Share Exchange Agreement on November 21, 2008, and as a result, no shares were issued by Natco under the terms of the Share Exchange Agreement.  In conjunction with the termination of the Share Exchange Agreement, the Parties executed the Share Transfer Agreement and the License Agreement discussed in Item 1.01 herein, which is hereby incorporated by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As discussed in Item 1.01, on November 21, 2008, Natco entered into a Share Transfer Agreement with Lassen, pursuant to which, Natco issued to Lassen a total of 8,915,871 shares of its common stock, representing approximately 25% of the issued and outstanding common stock of Natco, in exchange for the issuance by Lassen to Natco of approximately 25,252,500 shares of Lassen’s common stock representing approximately 25% of the issued and outstanding common stock of Lassen (collectively referred to as the “Shares”). The Shares are to be placed in Escrow and will remain in Escrow until there is a Final Closing under the Share Transfer Agreement.  Final Closing under the Share Transfer

Agreement, and the subsequent transfer of the Shares, will occur once the parties comply with the payment requirements set forth in the License Agreement, discussed above.  The Shares will be returned to the parties if there is not a Final Closing.  For the above share issuances the shares were not registered under the Securities Act in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act of 1933. No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.  The following documents are filed as exhibits to this report on Form 8-K:

10.10

Agreement dated November 19, 2008 by and between Natco International, Inc. and Lassen Energy, Inc.

10.11

Amendment to Agreement dated November 25, 2008 by and between Natco International, Inc. and Lassen Energy, Inc.

10.12

Intellectual Property License Agreement dated November 19, 2008 by and between Lassen Energy, Inc., DBK Corporation, Darry Boyd, and Natco International, Inc.

10.13

Amendment to Intellectual Property License Agreement dated November 25, 2008 by and between Natco International, Inc. and Lassen Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATCO INTERNATIONAL INC.

Date: November 26, 2008

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By:  Raj-Mohinder S. Gurm
Its:   Chief Executive Officer

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